UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549



                               FORM 8-K

                            CURRENT REPORT



PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported) April 25, 2011


                         Seaboard Corporation
        (Exact name of registrant as specified in its charter)


          Delaware                     1-3390           04-2260388
(State or other jurisdiction of     (Commission      (I.R.S. Employer
 incorporation)                     File Number)    Identification No.)


9000 W. 67th Street, Shawnee Mission, Kansas                66202
  (Address of principal executive offices)               (Zip Code)


  Registrant's telephone number, including area code    (913) 676-8800


                            Not Applicable
    (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders was held on April 25, 2011 in Waltham, Massachusetts. Four items were submitted to a vote as described in Seaboard's Proxy Statement dated March 18, 2011. The following table briefly describes the proposals and results of the stockholders' vote.

                                            Votes in      Votes
                                              Favor      Withheld
1.  To elect the following persons as
    directors:

     Steven J. Bresky                      1,058,898     95,233
     David A. Adamsen                      1,145,714      8,417
     Douglas W. Baena                      1,145,893      8,238
     Joseph E. Rodrigues                   1,145,474      8,657
     Edward I. Shifman, Jr.                1,122,916     31,215

                                            Votes in      Votes        Votes
                                              Favor      Against     Abstaining

2.Proposal to approve the advisory         1,059,682     83,180       11,269
  (non-binding) resolution relating
  to executive compensation.

                                                                       Votes
                                         1 year   2 years   3 years  Abstaining

3.To select the frequency of advisory   184,708    2,687    956,741    9,995
  (non-binding) vote on executive
  compensation.
                                            Votes in      Votes        Votes
                                              Favor      Against     Abstaining

4.To ratify selection of KPMG LLP as       1,193,133      1,350          457
  independent auditors for 2011.

There were 40,809 broker non-votes each with respect to the election of directors, proposal to approve executive compensation and frequency of advisory vote on executive compensation. There were no broker non-votes with respect to the selection of independent auditors.



                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                           DATE:  April 28, 2011

                           Seaboard Corporation

                           by: /s/ Robert L. Steer
                               Robert L. Steer, Senior Vice President,
                               Chief Financial Officer


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